Exhibit 1.1

CNX COAL RESOURCES LP

[●] Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Dated: [●], 2015

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EXHIBITS

Exhibit A	Underwriters
Exhibit B-1	Pricing Terms
Exhibit B-2	Free Writing Prospectus
Exhibit C	List of Persons and Entities Subject to Lock-Up
Exhibit D	Subsidiaries of the Partnership
Exhibit E-1	Form of Partnership Counsel Opinion
Exhibit E-2	Form of 10b-5 Letter from Partnership Counsel
Exhibit E-3	Form of Tax Opinion of Partnership Counsel
Exhibit E-4	Form of Delaware Counsel Opinion
Exhibit E-5	Form of Pennsylvania Counsel Opinion
Exhibit E-6	Form of West Virginia Counsel Opinion
Exhibit E-7	Form of Virginia Counsel Opinion
Exhibit E-8	Form of General Counsel Opinion
Exhibit F	Form of Lock-Up Agreement

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CNX COAL RESOURCES LP

[●] Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[●], 2015

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

One Bryant Park

New York, New York 10036

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

CNX Coal Resources LP, a limited partnership organized under the laws of Delaware (the “Partnership”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other underwriters named in Exhibit A hereto (each, an “Underwriter” and, collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partnership interests in the Partnership (the “Common Units”) set forth in Exhibit A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional Common Units. The aforesaid [●] Common Units (the “Firm Units”) to be purchased by the Underwriters and all or any part of the [●] Common Units subject to the option described in Section 2(b) hereof (the “Option Units”) are herein called collectively, the “Units.”

The CNX Parties (as defined below) understand that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Partnership and the Underwriters agree that up to [●] Firm Units to be purchased by the Underwriters (the “Reserved Units”) shall be reserved for sale by the Underwriters to certain persons designated by the Partnership (the “Invitees”), as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority,

Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Partnership solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Units (including the amount to be purchased by such persons) to be sold by the Underwriters. To the extent that such Reserved Units are not orally confirmed for purchase by Invitees by [9:00 A.M.] (New York City time) on the [first] business day after the date of this Agreement, such Reserved Units may be offered to the public as part of the public offering contemplated hereby.

It is understood and agreed to by all parties hereto that the Partnership was formed by CONSOL Energy Inc., a Delaware corporation (“CONSOL Energy”), to manage and further develop CONSOL Energy’s Pennsylvania mining complex, including three coal mines (the Bailey mine, the Enlow Fork mine and the Harvey mine), coal reserves and related assets and operations located primarily in southwestern Pennsylvania (the “Pennsylvania Mining Complex”), as described more particularly in the most recent preliminary prospectus (as defined below).

It is further understood and agreed to by all parties that as of the date hereof:

(a) CONSOL Energy directly owns a 100% membership interest in CNX Coal Resources GP LLC, a Delaware limited liability company and the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (the “General Partner”);

(b) CONSOL Energy directly owns a 98.0% limited partner interest in the Partnership;

(c) CONSOL Energy directly owns a 100% interest in CNX Operating LLC, a Delaware limited liability company (“CNX Operating”);

(d) CNX Operating directly owns a 100% interest in CNX Thermal Holdings LLC, a Delaware limited liability company (“CNX Thermal”); and

(e) CNX Thermal owns a 20% undivided interest in the assets, liabilities, revenues and expenses comprising the Pennsylvania Mining Complex.

It is further understood and agreed to by all parties hereto that the following transactions have occurred or will occur on or immediately prior to the Closing Time (as defined below):

(a) CONSOL Energy, the General Partner, the Partnership and CNX Operating will enter into a contribution, conveyance and assumption agreement, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “Contribution Agreement”) pursuant to which CONSOL Energy will contribute to the Partnership all of the limited liability company interests in CNX Operating;

(b) The Partnership, [the General Partner], [●] and [●], as co-borrowers], will enter into a new revolving credit facility with [●], as administrative agent, and the lenders party thereto, substantially in the form filed as an exhibit to the Registration Statement (the “Credit Agreement”);

(d) CONSOL Energy, the General Partner, the Partnership, CNX Gas Company LLC, a Virginia limited liability company (“CNX Gas”), CNX Marine Terminals, Inc., a Delaware corporation (“CNX Marine”), CNX Operating, CNX Thermal, CNX Water Assets LLC, a West Virginia limited liability company (“CNX Water”), Conrhen Coal Company, a Pennsylvania general partnership (“Conrhein”), CONSOL Energy Sales Company, a Delaware corporation (“CESC”), and Consol Pennsylvania Coal Company LLC, a Delaware limited liability company (“CPCC”), will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”), which addresses, among other things, (i) the payment by the Partnership of an annual administrative support fee for the provision of certain administrative support services by CONSOL Energy and its affiliates, (ii) the payment by the Partnership of an annual executive support fee for the provision of certain executive support services by CONSOL Energy and its affiliates, (iii) the Partnership’s obligation to reimburse CONSOL Energy for all other direct or allocated costs and expenses incurred by CONSOL Energy in providing general and administrative services to the Partnership, (iv) the Partnership’s right of first offer to acquire CPCC and Conrhein’s retained 80% undivided interest in the Pennsylvania Mining Complex and (v) certain indemnities from CONSOL Energy and the Partnership;

(e) CPCC, Conrhein and CNX Thermal will enter into an operating agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Operating Agreement”), pursuant to which the Partnership will be named as operator and assume management and control over the operations, business and affairs of the Pennsylvania Mining Complex;

(f) CPCC and CNX Thermal will enter into an employee services agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Employee Services Agreement”), pursuant to which CPCC will provide personnel to mine and process coal from the Pennsylvania Mining Complex and to perform the operational services that CNX Thermal is charged with providing under the Operating Agreement;

(g) CESC and CNX Thermal will enter into a contract agency agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Contract Agency Agreement”), pursuant to which, at CNX Thermal’s direction and subject to its control, CESC will act as agent and attorney-in-fact of CNX Thermal in performing coal marketing contract services, and CNX Thermal will appoint CESC as its agent and attorney-in-fact in performing coal marketing contract services;

(h) CNX Marine and CNX Thermal will enter into a terminal and throughput agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Terminal and Throughput Agreement”), pursuant to which CNX Thermal will have the option, but not the obligation, to transport or to cause to be transported certain volumes of coal through CNX Marine’s Baltimore Marine Terminal;

(i) [The Partnership, on behalf of itself, CPCC and Conrhein, will enter into a cooperation and safety agreement with a wholly owned subsidiary of CONSOL Energy, substantially in the form filed as an exhibit to the Registration Statement (the “Cooperation and Safety Agreement”), pursuant to which the Partnership, in its capacity as operator of the CNX

Coal Resources LP Business, will coordinate mining activities relating to the CNX Coal Resources LP Business with the drilling and development activities of those subsidiaries of CONSOL Energy which own oil and gas interests in and around the CNX Coal Resources LP Business;]

(j) CNX Water and CNX Thermal will enter into a water supply and services agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Water Supply and Services Agreement”), pursuant to which CNX Thermal will have the option, but not the obligation, to (i) acquire water from CNX Water for a fee per thousand gallons of water in an amount up to 600 gallons per minute and (ii) cause CNX Water to treat and dispose of water produced from the Pennsylvania Mining Complex for a fee per thousand gallons of water;

(k) The public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated, and the net proceeds thereof will be delivered to the Partnership; and

(l) The Partnership will use the net proceeds received from Offering as provided in the “Use of Proceeds” section of the Registration Statement.

The transactions contemplated in subsections (a) through (l) above are referred to herein as the “Transactions.” The “Transaction Documents” shall mean the Contribution Agreement, the Credit Agreement, the Omnibus Agreement, the Operating Agreement, the Employee Services Agreement, the Contract Agency Agreement, the Terminal and Throughput Agreement, the Cooperation and Safety Agreement and the Water Supply and Services Agreement.

CONSOL Energy, the Partnership, the General Partner, CNX Operating and CNX Thermal are hereinafter referred to as the “CNX Parties.” The General Partner, the Partnership, CNX Operating and CNX Thermal are collectively called the “Partnership Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-203165), including the related preliminary prospectus, covering the registration of the sale of the Units under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the Effective Date, and each prospectus that omitted the Rule 430A Information that was used after the Effective Date and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Units, is herein called the “Prospectus.” For purposes of this Agreement, unless otherwise specified, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [4:00 P.M.], New York City time, on [●], 2015 or such other time as agreed by the Partnership and the Representatives.

“CNX Documents” means (a) all Subject Instruments and (b) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which any of the CNX Parties or their respective subsidiaries is a party or by which the CNX Parties or their respective subsidiaries is bound or to which any of the property or assets of the CNX Parties or their respective subsidiaries is subject that, solely in the case of this clause (b), are material with respect to the Partnership Entities taken as a whole.

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and listed on Exhibit B-2, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and listed on Exhibit B-2 and the information included on Exhibit B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Exhibit B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Subject Instruments” means all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless means such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act Regulations (“Rule 405”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the CNX Parties. Each CNX Party, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time (as defined below) and as of any Date of Delivery (as defined below) and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Units have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act, and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 A.M. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act; and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and, to the knowledge of the CNX Parties, no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Partnership have been instituted, are pending or are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Time or at any Date of Delivery, the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Time and at any Date of Delivery, and at any time when a prospectus is required (or, but for the provisions of Rule 172 of the 1933 Act, would be required) by applicable law to be delivered in connection with sales of Units (whether to meet the requests of purchasers pursuant to Rule 173(d) of the 1933 Act or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (x) the General Disclosure Package, nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The preliminary prospectus included in the Registration Statement at the time it was declared effective and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Units, complied and will comply when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(ii) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids,” the information under the heading “Underwriting–Electronic Distribution” and the last paragraph under the heading “Underwriting—New York Stock Exchange Listing” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

At the respective times that the Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Partnership was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Partnership has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Units, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(iii) Emerging Growth Company. From the time of filing the Registration Statement with the Commission (or, if earlier, the first date on which the Partnership Entities engaged directly or through any person authorized to act on their behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(iv) Testing-the-Waters Materials. None of the Partnership Entities has (i) alone engaged in any Testing-the-Waters Communications and (ii) authorized anyone to engage in Testing-the-Waters Communications. None of the Partnership Entities has distributed or approved for distribution any Written Testing-the-Waters Communications.

(v) The Transactions. The Transactions have been or will be consummated, as the case may be, on or prior to the respective times contemplated by the fifth paragraph of this Agreement (or such earlier times as may be contemplated by the preliminary prospectus or the Prospectus) on the terms contemplated by this Agreement, the preliminary prospectus and the Prospectus. The Transactions will be legally sufficient to transfer or convey to the Partnership all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership to conduct its operations in all material respects as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. Upon consummation of the Transactions, the Partnership will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the unaudited pro forma condensed financial statements of the Partnership contained in the Registration Statement.

(vi) Independent Reserve Engineer. Golder Associates Inc. (“Golder”), who delivered the Audit of “CONSOL’s Pennsylvania Operations Longwall Mineable Reserve and Evaluation Process” in February 2015 concerning estimates of the Pennsylvania Mining Complex’s proven and probable coal reserves (the “Golder Study”), was, as of January 1, 2015, and is, as of the date hereof, an independent engineering firm with respect to the Partnership.

(vii) Reserve Audit. The factual information underlying the estimates of the Pennsylvania Mining Complex’s proven and probable coal reserves, which was supplied by CONSOL Energy to Golder for the purposes of preparing the Golder Study, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than intervening market commodity price fluctuations (which are not included in such reports), and except as disclosed in the General Disclosure Package, the Partnership is not aware of any facts or circumstances that would result in a material adverse change in the estimates of the Pennsylvania Mining Complex’s proven and probable coal reserves, as reflected in the reports referenced in the Golder Study; the Partnership has no reason to believe that as of the dates indicated in the Registration

Statement, the General Disclosure Package and the Prospectus such proven and probable coal reserves have materially declined or decreased since the dates of the reports referenced in the Golder Study (other than, in all cases, updates to previous reports prepared by Golder and disclosed to the Representatives).

(viii) Independent Accountants. Ernst & Young LLP (“EY”), who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Predecessor (as defined in the Registration Statement) and the Partnership as required by the 1933 Act, the 1933 Act Regulations and the PCAOB.

(ix) Financial Statements. The financial statements of the Predecessor (as defined in the Registration Statement) and the Partnership included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the respective financial position of the Predecessor and the Partnership and their respective consolidated subsidiaries at the dates indicated and the results of operations, changes in members’ equity/partners’ capital, as applicable, and cash flows of the Predecessor and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The historical financial information in the preliminary prospectus and the Prospectus under the captions “Summary Historical and Pro Forma Financial and Operating Data” and “Selected Historical and Pro Forma Financial and Operating Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The unaudited pro forma combined financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the pro forma financial information appearing in the preliminary prospectus and the Prospectus under the captions “Summary Historical and Pro Forma Financial and Operating Data” and “Selected Historical and Pro Forma Financial and Operating Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the unaudited pro forma combined financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(x) No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that would reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”), (B) no Partnership Entity has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities, taken as a whole, and no Partnership Entity has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (C) there has been no distribution of any kind declared, paid or made by the Partnership on its Common Units.

(xi) Formation and Good Standing of the Partnership Entities. Each of the Partnership, the General Partner, CNX Operating and CNX Thermal has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, with full partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (A) to execute and deliver this Agreement and consummate the transactions contemplated hereby (including the Transactions), (B) in the case of the Partnership, to issue, sell and deliver the Units, and (C) in the case of the General Partner, to act as the general partner of the Partnership as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Partnership, the General Partner, CNX Operating and CNX Thermal is duly qualified as a foreign limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Exhibit E accurately sets forth the jurisdiction of formation and each jurisdiction of foreign qualification.

(xii) Ownership of the General Partner. CONSOL Energy, as the sole member of the General Partner, owns 100% of the General Partner’s issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the General Partner, as in effect on the date hereof (the “General Partner Agreement”), and, at the Closing Time and at any Date of Delivery, if any, will be duly authorized and validly issued in accordance with the First Amended and Restated Limited Liability Company Agreement of the General Partner (the “Amended and Restated

General Partner Agreement”), and are fully paid (to the extent required under the General Partner Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (“Delaware LLC Act”).

(xiii) Ownership of the General Partner Interest in the Partnership. The General Partner is and, after giving effect to the Transactions, at the Closing Time and at any Date of Delivery, if any, will be, the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Partnership, as in effect on the date hereof (the “Partnership Agreement”) and, at the Closing Time and at any Date of Delivery, if any, will be duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership substantially in the form attached as Appendix A to the Prospectus (the “Amended and Restated Partnership Agreement”); and the General Partner is the record holder of such general partner interest free and clear of all liens, claims, charges and encumbrances (“Liens”), other than Liens created or arising under (a) the Amended and Restated Partnership Agreement and (b) the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

(xiv) Ownership of Incentive Distribution Rights in the Partnership. After giving effect to the Transactions, at the Closing Time and at any Date of Delivery, if any, the General Partner will be the record holder of all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”) and such Incentive Distribution Rights will have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement, and will be fully paid (to the extent required under the Amended and Restated Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act; and the General Partner will own the Incentive Distribution Rights free and clear of all Liens, other than Liens created or arising under (a) the Amended and Restated Partnership Agreement and (b) the Delaware LP Act.

(xv) Ownership of Sponsor Units in the Partnership. Assuming no purchase by the Underwriters of Option Units, after giving effect to the Transactions, at the Closing Time, CONSOL Energy will own [●] Common Units (the “Sponsor Common Units”) and [●] subordinated units representing limited partner units in the Partnership (“Subordinated Units” and, such Subordinated Units owned by CONSOL Energy, the “Sponsor Subordinated Units,” and together with the Sponsor Common Units, the “Sponsor Units”); such Sponsor Units will have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement, and will be fully paid (to the extent required under the Amended and Restated Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and CONSOL Energy will own the Sponsor Units free and clear of all Liens, other than Liens created or arising under (a) the Amended and Restated Partnership Agreement and (b) the Delaware LP Act.

(xvi) Ownership of CNX Operating. After giving effect to the Transactions, the Partnership will own a 100% membership interest in CNX Operating; such membership interest will have been duly authorized and validly issued in accordance with the limited liability company agreement of CNX Operating, as in effect at such time (the “CNX Operating LLC Agreement”), and will be fully paid (to the extent required by the CNX Operating LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own all such membership interest free and clear of all Liens, other than Liens created or arising under (a) the CNX Operating LLC Agreement, (b) the Delaware LLC Act or (c) the Credit Agreement.

(xvii) Ownership of CNX Thermal. CNX Operating owns a 100% membership interest in CNX Thermal; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of CNX Thermal, as in effect at such time (the “CNX Thermal LLC Agreement”), and is fully paid (to the extent required by the CNX Thermal LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and CNX Operating owns all such membership interest free and clear of all Liens, other than Liens created or arising under (a) the CNX Thermal LLC Agreement, (b) the Delaware LLC Act or (c) the Credit Agreement.

(xviii) No Other Subsidiaries. After giving effect to the Transactions, other than its direct and indirect, as applicable, ownership interests in CNX Operating and CNX Thermal, the Partnership does not own, and at the Closing Time and at any Date of Delivery, if any, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its 2.0% general partner interest in the Partnership, the Incentive Distribution Rights and its indirect ownership interests in CNX Operating and CNX Thermal, the General Partner does not own, and at the Closing Time and at any Date of Delivery, if any, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

(xix) Capitalization. At the Closing Time, after giving effect to the Transactions and the issuance of the Units pursuant to this Agreement, the authorized, issued and outstanding limited partner interests and general partner interest of the Partnership will consist of [●] Common Units, [●] Subordinated Units, the Incentive Distribution Rights and a 2.0% General Partner Interest (as defined in the Amended and Restated Partnership Agreement) in the Partnership (except for issuances, if any, pursuant to Section 2(b) of this Agreement or pursuant to compensation plans described in the General Disclosure Package and the Prospectus). None of the Units to be sold by the Partnership under this Agreement, the Sponsor Units, the Incentive Distribution Rights or the General Partner Interest of the Partnership are subject to or will be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person. At the Closing Time, after giving effect to the Transactions and the issuance of the Units pursuant to this Agreement, the Units, the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to compensation plans described in the General Disclosure Package and the Prospectus will be the only limited partner interests in the Partnership issued and outstanding.

(xx) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the CNX Parties.

(xxi) Authorization, Execution and Delivery of Organizational Documents. As of the date of this Agreement:

(1)	The General Partner Agreement has been duly authorized, executed and delivered by CONSOL Energy and is a valid and legally binding agreement of CONSOL Energy, enforceable against CONSOL Energy in accordance with its terms;

(2)	The Partnership Agreement has been duly authorized, executed and delivered by CONSOL Energy and the General Partner and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(3)	The CNX Operating LLC Agreement has been duly authorized, executed and delivered by CONSOL Energy and is a valid and legally binding agreement of CONSOL Energy, enforceable against CONSOL Energy in accordance with its terms;

(4)	The CNX Thermal LLC Agreement has been duly authorized, executed and delivered by CNX Operating and is a valid and legally binding agreement of CNX Operating, enforceable against CNX Operating in accordance with its terms;

provided, that with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxii) Authorization, Execution and Delivery of Documents Relating to the Transactions. At or before the Closing Time:

(1)	The Amended and Restated General Partner Agreement will be duly authorized, executed and delivered by CONSOL Energy and will be a valid and legally binding agreement of CONSOL Energy, enforceable against CONSOL Energy in accordance with its terms.

(2)	The Amended and Restated Partnership Agreement will be duly authorized, executed and delivered by CONSOL Energy and the

General Partner and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(3)	a joinder or similar instrument to the CNX Operating LLC Agreement will have been duly authorized, executed and delivered by the Partnership, and the CNX Operating LLC Agreement will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

(4)	The Transaction Documents will be duly authorized, executed and delivered by the CNX Parties party thereto, and assuming due authorization by the other parties thereto (other than a CNX Party), will be valid and legally binding agreements of such CNX Parties in accordance with their terms;

provided, that with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxiii) Authorization of Units. The Units to be sold by the Partnership under this Agreement, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters in accordance with this Agreement and the Amended and Restated Partnership Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Amended and Restated Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act). At the Closing Time and at any Date of Delivery, if any, all limited partnership or limited liability company action, as the case may be, required to be taken by the Partnership Entities for the authorization, issuance and sale and delivery of the Units and the consummation of the transactions (including the Transactions) contemplated by this Agreement shall have been validly taken.

(xxiv) Description of Units. The Units, when issued and delivered in accordance with the terms of the Amended and Restated Partnership Agreement and this Agreement against payment thereof as provided therein and herein, the Sponsor Units, the Incentive Distribution Rights and the General Partner Interest, when issued and delivered in accordance with the terms of the Amended and Restated Partnership Agreement and the Transaction Documents, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such descriptions conform in all material respects to the rights and privileges set forth in the Amended and Restated Partnership Agreement.

(xxv) Absence of Defaults and Conflicts. None of the CNX Parties is (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contemplated by the Transactions or contained in any CNX Document, except, in the case of clause (ii), for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement (including the Transactions). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the Transactions) and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described in the preliminary prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the CNX Parties party hereto with their obligations under this Agreement (including the Transactions) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to any CNX Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement (including the Transactions), nor will such action result in any violation of (A) the provisions of the Organizational Documents of the CNX Parties or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the CNX Parties or any of their respective assets, properties or operations, except, in the case of clause (B), for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxvi) Absence of Labor Dispute. (i) No labor dispute with the employees of the CNX Parties who provide services to the Pennsylvania Mining Complex exists or, to the knowledge of the CNX Parties, is imminent, and (ii) none of the CNX Parties is aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Pennsylvania Mining Complex, which, in the case of either clause (i) or clause (ii), might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xxvii) Absence of Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the CNX Parties, threatened, against or affecting the CNX Parties, which, if determined adversely to the CNX Parties, might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement (including the Transactions) or the performance by the CNX Parties of their obligations under this Agreement (including the Transactions).

(xxviii) Accuracy of Descriptions and Exhibits. The information in the preliminary prospectus and the Prospectus under the captions “Risk Factors—Tax Risks,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business—Our Safety and Environmental Programs and Procedures,” “Business—Laws and Regulations,” “Business—Legal Proceedings,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties,” “Description of Our Common Units,” “Our Partnership Agreement” and “Material Federal Income Tax Consequences,” and the information in the Registration Statement under Items 14 and 15 of Part II, in each case to the extent that it constitutes summaries of statutes, rules or regulations, summaries of legal or governmental proceedings, summaries of provisions of the Amended and Restated Partnership Agreement, or summaries of the terms of the contracts and other documents described and filed, is correct in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents that are required, under the 1933 Act and the 1933 Act Regulations, (i) to be described in the Registration Statement, the General Disclosure Package or the Prospectus or (ii) to be filed as exhibits to the Registration Statement, which have not been so described or filed as required under the 1933 Act and the 1933 Act Regulations. To the CNX Parties’ knowledge, no other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(xxix) Possession of Intellectual Property. After giving effect to the Transactions, at the Closing Time and at any Date of Delivery, if any, the Partnership Entities will own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxx) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any member, partner or creditor of the CNX Parties, (C) no authorization, approval, waiver or consent under any CNX Document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required (clause (A) through clause (D), collectively, “Consents” solely for purposes of this paragraph xxx) for (x) the authorization, execution, delivery or performance by the CNX Parties of this Agreement, (y) the offering, issuance, sale or delivery of the Units as contemplated by this Agreement, or (z) the consummation of any of the other transactions (including the Transactions) contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except (i) such Consents as have been, or at or prior to the Closing Time will be, obtained or made, (ii) such Consents as may be required under the 1933 Act (including the filing of a registration statement on Form S-8 with respect to the Partnership’s long-term incentive plan), the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the NYSE, state securities laws or the rules of FINRA, (iii) such Consents that, if not obtained or made, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or materially affect the consummation of the offering and the transactions contemplated by this Agreement and (iv) such Consents as may be required under the laws and regulations of jurisdictions outside the United States in which the Units are offered.

(xxxi) Possession of Licenses and Permits. Each of the Partnership Entities possesses, or at the Closing Time and at any Date of Delivery, if any, after giving effect to the Transactions, will possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to the qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Title to Our Properties,” except where the failure to possess such Governmental Licenses would not, individually or in the aggregate, result in a Material Adverse Effect. The Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of such Governmental Licenses are valid and in full force, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxii) Title to Property. Subject to the qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Title to Our Properties,” at the Closing Time and at any Date of Delivery, if any, after giving effect to the Transactions, the Partnership Entities will have good and marketable title to, or valid rights to lease or otherwise use, all items of real property and personal property of the respective businesses of the Partnership Entities, in each case free and clear of all Liens, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxxiii) Rights of Way. At the Closing Time and at any Date of Delivery, if any, after giving effect to the Transactions, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively,

“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to the limitations described in the Registration Statement, the General Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the Closing Time will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxiv) Investment Company Act. None of the Partnership Entities is, and upon the issuance and sale of the Units as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(xxxv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) after giving effect to the Transactions, the Partnership Entities will have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(xxxvi) Absence of Registration Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Partnership under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Units.

(xxxvii) NYSE. The Units being sold hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE.

(xxxviii) FINRA Matters. To the knowledge of the CNX Parties, there are no affiliations or associations between any member of FINRA and the Partnership, the General Partner, any of the General Partner’s directors and executive officers or, as of the date hereof, the Partnership’s 5% or greater securityholders, except as described in the Registration Statement, the General Disclosure Package or the Prospectus.

(xxxix) Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(xl) Insurance. At the Closing Time and at any Date of Delivery, if any, after giving effect to the Transactions, the Partnership Entities will have insurance covering their respective properties, operations, personnel and businesses, which insurance is in reasonable amounts and insures against such losses and risks as are reasonably adequate to protect the Partnership Entities and their respective businesses; and none of the Partnership Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xli) Disclosure Controls. The Partnership Entities maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by the Partnership Entities in reports that the Partnership files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management, including the principal executive officer(s) and principal financial officer(s) of the General Partner, as appropriate to allow timely decisions regarding required disclosure to be made. The Partnership’s disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Partnership Entities will carry out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(xlii) Accounting Controls. The Partnership Entities maintain systems of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the 1934 Act) that are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (a) as of the date of the Predecessor’s most recent balance sheet audited by EY included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Predecessor’s internal control over financial reporting (whether or not remediated), and (2) to the knowledge of the CNX Parties, no fraud, whether or not material, involving management or other employees who have a role in the Predecessor’s internal control over financial reporting and (b) since the date of Predecessor’s most recent balance sheet audited by EY included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Predecessor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Predecessor’s or the Partnership’s internal control over financial reporting.

(xliii) Compliance with the Sarbanes-Oxley Act. The Partnership has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Partnership is required to comply as of the effectiveness of the Registration Statement.

(xliv) Absence of Manipulation. None of the CNX Parties has taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Units.

(xlv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Entities believe to be reliable and accurate and accurately reflect, in all material respects, the materials upon which such data is based or from which it was derived.

(xlvi) Foreign Corrupt Practices Act. None of the CNX Parties nor, to the knowledge of the CNX Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any CNX Party is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA or any other applicable anti-bribery law, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA, and the CNX Parties and, to the knowledge of the CNX Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted, maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(xlvii) Money Laundering Laws. The operations of the CNX Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the CNX Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the CNX Parties, threatened.

(xlviii) OFAC. None of the CNX Parties nor, to the knowledge of the CNX Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership Entities is, or is owned or controlled by a Person that is, currently subject to or the target of any U.S. sanctions administered by OFAC, the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); and none of the CNX Parties will directly or indirectly use any of the proceeds from the sale of Units by the Partnership in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity or any country or territory, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlix) Sales of Reserved Units. In connection with any offer and sale of Reserved Units outside the United States, each preliminary prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was filed, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Partnership has not offered, or caused the Representatives to offer, Reserved Units to any person with the specific intent to unlawfully influence (i) a customer or supplier of any of the CNX Parties to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any of the CNX Parties, or their respective businesses or products.

(l) ERISA Compliance. None of the following events has occurred or exists: (a) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (b) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (c) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the Partnership Entities’ most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the Partnership Entities’ most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph, (x) the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) that is maintained, sponsored, contributed to or required to be contributed to by the Partnership Entities or any ERISA Affiliate of any Partnership Entities, and (y) the term “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Partnership Entity, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

(li) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) none of the Partnership Entities has any material lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter and (B) none of the Partnership Entities will use any of the proceeds from the sale of the Units by the Partnership hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any affiliate of an Underwriter or otherwise direct any such proceeds to any Underwriter or any affiliate of an Underwriter.

(lii) Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) none of the persons who were officers or directors of the General Partner as of the date of the preliminary prospectus has given oral or written notice to the board of directors of the General Partner of his or her resignation (or otherwise indicated to the board of directors of the General Partner an intention to resign within the next six months), (ii) no officer of the General Partner been terminated or removed by the board of directors of the General Partner and no director has been removed by CONSOL Energy (including, without limitation, any such termination or removal which is to be effective as of a future date) and (iii) to the knowledge of the CNX Parties, no such termination or removal is under consideration by the board of directors of the General Partner or CONSOL Energy.

(liii) Related Party Transactions. There are no business relationships or related party transactions involving the Partnership Entities, or to the knowledge of the CNX Parties, any other person, that are required by Item 404(a) of Regulation S-K promulgated under the 1933 Act to be described in the preliminary prospectus or the Prospectus and that are not so described in such documents.

(liv) Stop Transfer Instructions. The Partnership has, with respect to any Common Units (other than the Units to be sold pursuant to this Agreement) or Subordinated Units or any securities convertible into or exercisable or exchangeable for Common Units or Subordinated Units owned or held (of record or beneficially) by any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit C hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, neither the Partnership nor the General Partner will cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Merrill Lynch.

(lv) Offering Materials. The Partnership Entities have not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined under Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Units, other than the preliminary prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the SEC and, in connection with the Reserved Units, the enrollment materials prepared by [●] on behalf of the Partnership.

(lvi) No Restrictions on Distributions. None of the Partnership Entities is prohibited, directly or indirectly, from paying or making distributions with respect to its equity securities, from repaying any debt owed to any other Partnership Entity, or from transferring any of its properties or assets to the Partnership or any other Partnership Entity, in each case, except (i) as set forth in (A) the partnership agreement or limited liability company agreement of such entity, (B) the Delaware LP Act (in the case of a Delaware limited partnership) or the Delaware LLC Act (in the case of a Delaware limited liability company) or (C) the Credit Agreement or (ii) as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(lvii) No Registration. The sale and issuance of the Sponsor Units to CONSOL Energy, the General Partner Interest to the General Partner and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

(b) Brokers. Except as provided in this Agreement and in the Structuring Fee Agreements, among (i) the General Partner, the Partnership, Merrill Lynch and Wells Fargo and (ii) the General Partner, the Partnership and Evercore Group L.L.C., there is not a broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or similar fee or commission in connection with the offering and sale of the Units.

(c) Any certificate signed by an officer of the General Partner (whether signed on behalf of such officer, the General Partner or the Partnership) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Partnership, the General Partner, or both of them, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Firm Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Unit set forth in Exhibit A, that number of Firm Units set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Firm Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their absolute discretion shall make to eliminate any sales or purchases of fractional Units.

(b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an additional [●] Common Units, at the price per unit set forth in Exhibit A, provided that the price per Common Unit for any Option Units shall be reduced by an amount per Common Unit equal to any distributions declared paid or payable by the Partnership on the Firm Units but not payable on such Option Units. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Firm

Units set forth in Exhibit A opposite the name of such Underwriter bears to the total number of Firm Units, subject, in each case, to such adjustments as the Representatives in their absolute discretion shall make to eliminate any sales or purchases of fractional Units.

(c) Payment. Payment of the purchase price for, and delivery of, the Firm Units shall be made at the offices of Latham & Watkins LLP, 811 Main Street, 37th Floor, Houston, Texas, 77002 or at such other place as shall be agreed upon by the Representatives and the Partnership, at [10:00] A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:00 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Firm Units and the Option Units, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the CNX Parties. Each of the CNX Parties, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments on the Registration Statement from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units. The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order, or the suspension or loss of any qualification of the Units for offering or sale or any loss or suspension of any exemption from any such qualification, and, if any such order is issued, or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(b) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement, provided that the Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Partnership will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver, upon request, to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. Such copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Partnership will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Units; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify to do business or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Units on the NYSE.

(i) Restriction on Sale of Units. During a period of 180 days from the date of the Prospectus, the Partnership will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership) any Common

Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to any employee benefit plan of the Partnership or the General Partner referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement on Form S-8 in respect thereof or (D) any Common Units issued pursuant to any non-employee director equity plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement in respect thereof.

(j) Reporting Requirements. The Partnership, during the period when a Prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Partnership shall report the use of proceeds from the issuance of the Units as may be required under Rule 463 under the 1933 Act.

(k) Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that unless it has or shall have obtained, as the case may be, the prior written consent of the General Partner, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that consent will be deemed to have been given with respect to the Issuer Free Writing Prospectuses listed on Exhibit B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives and the Partnership. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the most recent preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Emerging Growth Company. The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the 1933 Act and (b) completion of the 180-day restricted period referred to in Section 3(i) hereof.

(m) Written Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n) Compliance with FINRA Rules. The Partnership hereby agrees that it will ensure that the Reserved Units will be restricted to the extent and as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Partnership as to which persons will need to be so restricted. At the request of the Underwriters, the Partnership will direct the transfer agent to place a stop transfer restriction upon such Units for such period of time. Should the Partnership release, or seek to release, from such restrictions any of the Reserved Units, the Partnership agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, reasonable out-of-pocket legal expenses) they incur in connection with such release.

SECTION 4. Payment of Expenses.

(a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, if any, including any unit or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Units, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants (for the avoidance of doubt, the travel and lodging expenses of the Underwriters shall be paid for by the Underwriters), and 50% of the cost of aircraft and other transportation chartered in connection with the road show (and the Underwriters shall pay 50% of the cost of such aircraft or other transportation chartered in connection with the road show), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Units (such fees and disbursements of counsel not to exceed $15,000), (ix) the fees and expenses incurred in connection with the listing of the Units on the NYSE and (x) all costs and expenses of the Underwriters, including the fees and disbursements of outside counsel for the Underwriters, in connection with matters related to the Reserved Units which are designated by the Partnership for sale to Invitees.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(n), Section 9(a)(i) or Section 9(a)(iii) hereof, the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the CNX Parties contained herein or in certificates of any officer of any CNX Party or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the CNX Parties of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto will have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus will have been issued and no proceedings for any of those purposes will have been instituted, will be pending or, to the Partnership’s knowledge, contemplated; and the Partnership will have complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinions of Counsel for the Partnership. At the Closing Time, the Representatives shall have received:

(i) an opinion, dated as of the Closing Time, of Latham & Watkins LLP, counsel for the Partnership (“Partnership Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-1 hereto;

(ii) a 10b-5 letter, dated as of the Closing Time, from Partnership Counsel, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E-2 hereto;

(iii) an opinion, dated as of the Closing Time, of Partnership Counsel with respect to certain tax matters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-3 hereto;

(iv) an opinion, dated as of the Closing Time, of Richards, Layton & Finger P.A., special Delaware counsel to the Partnership (“Delaware Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-4 hereto; and

(v) an opinion, dated as of the Closing Date, of Steptoe and Johnson PLLC, special Pennsylvania counsel to Conrhein (“Pennsylvania Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit E-5 hereto;

(vi) an opinion, dated as of the Closing Date, of Steptoe and Johnson PLLC, special West Virginia counsel to CNX Water (“West Virginia Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-6.

(vii) an opinion, dated as of the Closing Date, of Altizer, Walk and White PLLC, special Virginia counsel to CNX Gas (“Virginia Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-7.

(viii) an opinion, dated as of the Closing Time, of Martha A. Wiegand, as General Counsel and Secretary to the General Partner, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-8.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated as of the Closing Time, to the effect that (i) since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been a Material Adverse Effect, except as described in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), (ii) the representations and warranties of the CNX Parties in this Agreement are true and correct at and as of the Closing

Time with the same force and effect as though expressly made at and as of the Closing Time, (iii) the CNX Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the CNX Parties, threatened or contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from EY a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from EY a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Approval of Listing. At the Closing Time, the Units shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received agreements substantially in the form of Exhibit F hereto signed by the persons listed on Exhibit C hereto.

(j) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of the Units by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) IPO Transactions. The CNX Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Time, including the closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus without material modification, change or waiver (excluding the waiver of any condition precedent to initial funding by the administrative agent and/or lenders under the Credit Agreement), except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the Closing Time on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(l) Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the CNX Parties contained herein and the statements in any certificates furnished by the Partnership Entities hereunder shall be true and correct as of such Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for the Partnership.

(1)	an opinion, dated such Date of Delivery, of Partnership Counsel, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-1 hereto;

(2)	a 10b-5 letter, dated such Date of Delivery, from Partnership Counsel, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E-2 hereto;

(3)	an opinion, dated such Date of Delivery, of Partnership Counsel with respect to certain tax matters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-3 hereto;

(4)	an opinion, dated as of the Closing Time, of Delaware Counsel, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-4 hereto; and

(5)	an opinion, dated as of the Closing Date, of Pennsylvania Counsel, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit E-5 hereto;

(6)	an opinion, dated as of the Closing Date, of West Virginia Counsel, in form and substance satisfactory to the Representatives,

together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit E-6 hereto;

(7)	an opinion, dated as of the Closing Date, of Virginia Counsel, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit E-7 hereto;

(8)	an opinion, dated such Date of Delivery, of Martha A. Wiegand, as General Counsel and Secretary to the General Partner, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-8.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from EY, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the CNX Parties in connection with the issuance and sale of the Units as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representatives by written notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The CNX Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each affiliate (as such term is defined in Rule 501(b) under the 1933 Act) of such Underwriter who has, or who is alleged to have, participated in the distribution of Units (each, an “Affiliate”), and their respective officers, directors, employees, partners, members and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or the Bona Fide Electronic Road Show, or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus or in the Bona Fide Electronic Road Show of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the CNX Parties; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Written Testing-the-Waters Communication, the Bona Fide Electronic Road Show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the CNX Parties and Directors and Officers of the General Partner. Each Underwriter severally agrees to indemnify and hold harmless the CNX Parties, each of their directors, each of the officers who signed the Registration Statement, and each person, if any, who controls any Partnership Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, any Issuer Free Writing Prospectus, the Bona Fide Electronic Road Show or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 6. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the CNX Parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request,

(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Indemnification for Reserved Units. In connection with the offer and sale of the Reserved Units, the CNX Parties, jointly and severally, agree to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Units have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the CNX Parties for distribution to Invitees in connection with the offering of the Reserved Units or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Units which have been orally confirmed for purchase by any Invitee by 9:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Units.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the CNX Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the CNX Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the CNX Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Units as set forth on the cover of the Prospectus.

The relative fault of the CNX Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the CNX Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The CNX Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the CNX Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the CNX Parties. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Firm Units set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the CNX Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the CNX Parties and (ii) delivery of and payment for the Units.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package

or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units, (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, (iv) if trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of the Defaulted Units and if such non-defaulting Underwriters do not elect to purchase all the Defaulted Units, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Partnership to sell, the Option Units to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Units, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to (i) Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) and (ii) Wells Fargo Securities, LLC at 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Desk (facsimile: (212) 214-5918).

SECTION 12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 13. No Advisory or Fiduciary Relationship. Each of the CNX Parties acknowledges and agrees that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the initial public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the CNX Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Units and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the CNX Parties, any of their subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the CNX Parties with respect to the offering of the Units or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the CNX Parties or any of their subsidiaries on other matters) and no Underwriter has any obligation to the CNX Parties with respect to the offering of the Units except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the CNX Parties and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Units and the CNX Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the CNX Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the CNX Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the CNX Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. No Trial by Jury. The CNX Parties (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders, unitholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the CNX Parties a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the CNX Parties in accordance with its terms.

Very truly yours,

CONSOL ENERGY INC.

By:
Name:
Title:

CNX COAL RESOURCES LP

By:	CNX Coal Resources GP LLC
its general partner

By:
Name:
Title:

CNX COAL RESOURCES GP LLC

By:
Name:
Title:

CNX OPERATING LLC

By:
Name:
Title:

CNX THERMAL HOLDINGS LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

WELLS FARGO SECURITIES, LLC

For themselves and as Representative of the other Underwriters named in Exhibit A hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

EXHIBIT A

The initial public offering price per unit shall be $[●].

The purchase price per unit to be paid by the several Underwriters shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per unit.

Name of Underwriter	Number of Firm Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[●	]
Wells Fargo Securities, LLC	[●	]
[●]	[●	]
[●]	[●	]
[●]	[●	]
[●]	[●	]
[●]	[●	]

Total	[●	]

Exh A-1

EXHIBIT B-1

Pricing Terms

1.	Firm Units: [●] Common Units.

2.	Option Units: [●] Common Units.

3.	The initial public offering price per Common Unit: $[●].

Preliminary Prospectus dated [●], 2015

Exh B-1

EXHIBIT B-2

Free Writing Prospectuses

[None]

Exh B-2

EXHIBIT C

List of Persons and Entities Subject to Lock-up

1.	CONSOL Energy Inc.
2.	James A. Brock
3.	Lorraine L. Ritter
4.	Martha A. Wiegand
5.	Nicholas J. DeIuliis
6.	Stephen W. Johnson
7.	David M. Khani
8.	James E. Altmeyer, Sr.
9.	Michael L. Greenwood
10.	Jeffrey L. Wallace

Exh C-1

EXHIBIT D

Entity	Jurisdiction of Formation	Jurisdiction of Foreign Qualification
CNX Coal Resources LP	Delaware	Pennsylvania; West Virginia
CNX Coal Resources GP LLC	Delaware	Pennsylvania; West Virginia
CNX Operating LLC	Delaware	Pennsylvania; West Virginia
CNX Thermal Holdings LLC	Delaware	Pennsylvania; West Virginia

Exh D-1

Exhibit E-1

FORM OF PARTNERSHIP COUNSEL OPINION

[To be provided separately.]

Exh E-1-1

Exhibit E-2

FORM OF 10B-5 LETTER FROM PARTNERSHIP COUNSEL

[To be provided separately.]

Exh E-2 - 1

Exhibit E-3

FORM OF TAX OPINION OF PARTNERSHIP COUNSEL

[To be provided separately]

Exh E-3 - 1

Exhibit E-4

FORM OF DELAWARE COUNSEL OPINION

[To be provided separately]

Exh E-4- 1

Exhibit E-5

FORM OF PENNSYLVANIA COUNSEL OPINION

[To be provided separately]

Exh E-5 - 1

Exhibit E-6

FORM OF WEST VIRGINIA COUNSEL OPINION

[To be provided separately]

Exhibit E-7

FORM OF VIRGINIA COUNSEL OPINION

[To be provided separately]

Exhibit E-8

FORM OF GENERAL COUNSEL OPINION

[To be provided separately]

Exh E-6 - 1

Exhibit F

            , 2015

Merrill Lynch, Pierce, Fenner & Smith

   Incorporated

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Re:	Proposed Public Offering by CNX Coal Resources LP

Ladies and Gentlemen:

The undersigned, a unitholder, an officer and/or director of CNX Coal Resources LP, a Delaware limited partnership (the “Partnership”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership providing for the public offering of common units representing limited partner interests of the Partnership (the “Common Units”). In recognition of the benefit that such an offering will confer upon the undersigned as a unitholder, an officer and/or director of the Partnership, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Units”), or exercise any right with respect to the registration of any of the Lock-up Units, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Units, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

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Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Units without the prior written consent of the Representatives, provided that (1) the Representatives receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or unitholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Common Units of the Partnership purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the expiration of the 180-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received confirmation from the Partnership that the 180-day lock-up period has expired.

Very truly yours,

Signature:

Print Name:

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